Exhibit n(ii)





                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Accountants and Legal Counsel" and to the use of our report on Ivy Long/Short Hedge Fund LLC dated March 28, 2003, which is incorporated by reference, in this Registration Statement (Form N-2 No. 33-100821 and 811-21246) of Ivy Long/Short Hedge Fund LLC.


                                                   ERNST & YOUNG LLP


New York, New York
May 15, 2003